Exhibit 10.4

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is dated as of April 17, 2007, by and among MEDICAL SOLUTIONS MANAGEMENT INC. (“Borrower”), VICIS CAPITAL MASTER FUND, as the holder of the Senior Debt, as defined below (in such capacity, the “Senior Creditor”), APOGEE FINANCIAL INVESTMENTS INC. (“Apogee”), as a holder of the Junior Debt, as defined below, and VICIS CAPITAL MASTER FUND, as a holder of the Junior Debt (in such capacity, together with Apogee, the “Subordinated Creditors”) and as agent for the holders of the Junior Debt (in such capacity, “Agent”).

WHEREAS, pursuant to the terms and conditions of the Senior Debt Documents, Borrower is indebted to the Senior Creditor.

WHEREAS, pursuant to the terms and conditions of the Junior Debt Documents, Borrower is, or is about to be, indebted to the Subordinated Creditors.

WHEREAS, Agent and the Subordinated Creditors have agreed to subordinate their rights and claims to the rights and claims of the Senior Creditor, all in accordance with the terms and provisions of this Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained herein, the parties hereto hereby agree as follows:

1. Definitions.

“Agent” shall have the meaning set forth in the recitals hereto.

“Agreement” means this Subordination Agreement entered into by the parties hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

“Borrower” shall have the meaning set forth in the recitals hereto.

“Collateral” shall mean any and all property, if any, which now constitutes or hereafter will constitute collateral or other security for payment of the Senior Debt pursuant to the Senior Debt Documents or otherwise.

“Event of Default” means an Event of Default as that term is defined in the 6% Convertible Senior Subordinated Secured Debentures due April 17, 2009.

“Obligors” shall mean Borrower and any other person who has agreed to pay or has guaranteed any amounts due under the Senior Debt Documents.

“Permitted Subordinated Debt Payments” means (i) payments of regularly scheduled cash payments of interest on the Subordinated Debt due and payable in accordance with the terms of the Subordinated Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement, and (ii) accruals and capitalization of interest in accordance with the terms of the Subordinated Debt Documents. For the avoidance of doubt, payments of principal, interest or fees due upon acceleration of any of the Subordinated Debt, payments of cash interest for interest which is to be accrued under the terms of the Subordinated Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement and purchases of Subordinated Debt by an Obligor as required under the Subordinated Debt Documents shall not constitute Permitted Subordinated Debt Payments.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, marshaling of assets, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a person or entity, including, without limitation, any of the foregoing under the Bankruptcy Code.

“Senior Creditor” shall have the meaning set forth in the recitals hereto, together with its successors and assigns, including, without limitation, any participants in the Senior Debt.

“Senior Debt” shall mean all indebtedness, obligations and liabilities of Borrower and the Obligors to the Senior Creditor under the Senior Debt Documents, including, without limitation, principal, accrued and unpaid interest, fees, costs and expenses, now and from time to time hereafter owing, due or payable under the Senior Debt Documents, whether before or after the filing of a Proceeding or judgment, together with (a) any amendments, modifications, refinancings, replacements, substitutions, renewals or extensions thereof and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.

“Senior Debt Documents” means the 6% Convertible Senior Secured Debentures due June 28, 2008 (the “Senior Debentures”), the Securities Purchase and Exchange Agreement, dated as of June 28, 2006 between the Borrower and Agent and the Transaction Documents identified therein, and all other documents related thereto, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Subordinated Creditors” shall have the meaning set forth in the recitals hereto.

“Subordinated Debt” shall mean all indebtedness, obligations and liabilities of Borrower and the Obligors to Agent and the Subordinated Creditors under the Subordinated Debt Documents, including, without limitation, principal, accrued and unpaid interest, fees, costs and expenses, now and from time to time hereafter owing, due or payable under the Subordinated Debt Documents, whether before or after the filing of a Proceeding or judgment, together with (a) any amendments, modifications, refinancings, replacements, substitutions, renewals or extensions thereof and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.

“Subordinated Debt Agreement” shall have the meaning set forth in the recitals hereto.

“Subordinated Debt Documents” means the 6% Convertible Senior Subordinated Secured Debentures due April 17, 2009 (the “Junior Debentures”), the Securities Purchase and Exchange Agreement, dated as of April 17, 2007 between the Borrower and the Subordinated Creditors and the Transaction Documents identified therein, and all other documents related thereto, in each case as amended, restated, supplemented or otherwise modified from time to time.

2. Subordination of Debt. Agent and the Subordinated Creditors subordinate, to the extent and in the manner provided in this Agreement, all Subordinated Debt to the payment in full of all Senior Debt. If Borrower or any Obligor issues, has issued or is party to any instrument or document evidencing all or any part of the Subordinated Debt, it (and all copies thereof) shall bear a conspicuous legend stating:

“THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF APRIL 12, 2007 BY AND AMONG MEDICAL SOLUTIONS MANAGEMENT INC., VICIS CAPITAL MASTER FUND AND APOGEE FINANCIAL INVESTMENTS INC. AND THEIR SUCCESSORS AND ASSIGNS, AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS THEREOF.”

Borrower’s and the Subordinated Creditors’ books shall be marked to evidence subordination of all Subordinated Debt to the Senior Creditor pursuant to the terms of this Agreement. Nothing contained in this Agreement shall affect the validity of the Subordinated Debt.

3. Payments on Subordinated Debt.

(a) Permitted Payments. Until (i) the Agent becomes aware of the occurrence of an Event of Default or (ii) the Senior Creditor provides written notice to the Subordinated Creditors of the occurrence of an Event of Default, Borrower may make, and the Subordinated Creditors may retain, to the extent such payment would not violate this Agreement, all Permitted Subordinated Debt Payments. Borrower may resume making Permitted Subordinated Debt Payments (and may make any Permitted Subordinated Debt Payments missed due to the application of this Agreement) in respect of the Subordinated Debt upon the earliest to occur of (i) the cure or waiver of such Event of Default and receipt of the prior written consent of the Senior Creditor to such payment and (ii) the termination of this Agreement in accordance with Section 7.

(b) Limitations. Except as set forth in Section 3(a) and, with respect to clauses (i) and (ii) below, until this Agreement expires pursuant to Section 7 hereof: (i) Borrower and the Obligors shall not, directly or indirectly, make any payments on account of or transfer any Collateral to satisfy any part of the Subordinated Debt; (ii) Agent and the Subordinated Creditors shall not demand or accept from Borrower or any Obligor or retain any payment on or any Collateral or any assets of Borrower or the Obligors for any part of the Subordinated Debt; (iii) Agent and the Subordinated Creditors shall not cancel, set off or otherwise discharge any part of the Subordinated Debt; and (iv) Borrower, the Obligors, Agent and the Subordinated Creditors shall not otherwise take or permit any action prejudicial to or inconsistent with the Senior Creditor’s priority position over Agent and the Subordinated Creditors created by this Agreement.

(c) Payments Received. Except as permitted in Section 3(a), if any payment on account of, or any asset of Borrower or any Obligor for, any part of the Subordinated Debt (other than capitalized interest on the Subordinated Debt) is received by Agent or the Subordinated Creditors, Agent and/or the Subordinated Creditors shall immediately deliver such payment or asset to the Senior Creditor for application to the Senior Debt, in the form received except for the addition of any endorsement or assignment necessary to effect a transfer of all rights therein to the Senior Creditor. Agent and the Subordinated Creditors irrevocably authorize the Senior Creditor to supply any required endorsement or assignment which may have been omitted. Until so delivered, any such payment or asset shall be held by Agent and/or the Subordinated Creditors in trust for the Senior Creditor and shall not be commingled with other funds or property of Agent or the Subordinated Creditors. Upon expiration of this Agreement pursuant to Section 7 hereof, Agent on behalf of the Subordinated Creditors shall be subrogated to all rights of the Senior Creditor to receive all further payments or distributions applicable to the Senior Debt, and, to the extent permitted by law, shall have the benefit of all liens and security interests of the Senior Creditor in the assets and properties of Borrower and any other person or entity that secures the Senior Debt until the Subordinated Debt shall have been paid in full. Agent and the Subordinated Creditors shall not exercise any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever prior to the expiration of this Agreement pursuant to Section 7 hereof. For purposes of Agent’s subrogation rights hereunder, payment to the Senior Creditor with respect to the Senior Debt that Agent on behalf of the Subordinated Creditors would have been entitled to receive with respect to the Subordinated Debt but for the provisions of this Agreement shall not, as between Borrower and any other Obligor on the Senior Debt and Agent and the Subordinated Creditors, be deemed payments with respect to the Senior Debt, but rather shall be deemed payments with respect to the Subordinated Debt, it being understood that the provisions of this Agreement are solely for the purpose of defining the relative rights of the holders of the Senior Debt, on the one hand, and Agent and the Subordinated Creditors, on the other hand.

4. Collection of Subordinated Debt; Bankruptcy. Until the expiration of this Agreement pursuant to Section 7 hereof, Agent and the Subordinated Creditors shall not, without the prior written consent of the Senior Creditor, accelerate the maturity of any of the Subordinated Debt, or initiate or join with any other creditor of Borrower or any other Obligor in initiating any proceedings, voluntary or involuntary, for the collection of the Subordinated Debt or for the distribution, division or application of all or any part of the assets of Borrower or any other Obligor or the proceeds thereof, whether such proceedings be for the liquidation, dissolution or winding up of Borrower or any other Obligor or their business, receivership, insolvency or bankruptcy proceedings, an assignment for the benefit of creditors or proceedings by or against Borrower or any other Obligor for relief under any bankruptcy, reorganization or insolvency law (including without limitation the Bankruptcy Code) or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition, extension or otherwise (all such proceedings are sometimes referred to herein as “Insolvency Proceedings”). In the event of any Insolvency Proceeding, Agent and the Subordinated Creditors will hold in trust for the Senior Creditor and promptly pay over to the Senior Creditor in the form received (except for the endorsement of Agent and/or the Subordinated Creditors where necessary) for application to the Senior Debt any and all moneys and other assets received in such Insolvency Proceedings on account of the Subordinated Debt until the expiration of this Agreement pursuant to Section 7 hereof. Agent and the Subordinated Creditors irrevocably authorize, empower and direct any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other person having authority, to pay or otherwise deliver all distributions required to be delivered to the Senior Creditor in accordance with the preceding sentence and irrevocably authorize and empower the Senior Creditor, in the name of Agent and/or the Subordinated Creditors, to demand, sue for, collect and receive any and all such distributions. In the event Agent or the Subordinated Creditors shall fail to timely take any such action, Agent and the Subordinated Creditors automatically and irrevocably authorize, empower and appoint the Senior Creditor their agent and attorney in fact to, at its option at any meeting of the creditors of any Borrower or any other Obligor or in any such Insolvency Proceeding:

(a) Enforce claims comprising Subordinated Debt either in its own name or the name of Agent and/or the Subordinated Creditors, by proof of debt, proof of claim, suit or otherwise;

(b) Collect any assets of Borrower or any other Obligor distributed, divided or applied by way of dividend or payment, or any securities issued, on account of Subordinated Debt and apply the same, or the proceeds of any realization upon the same that the Agent in its discretion elects to effect, to the Senior Debt until all Senior Debt has been paid in full, delivering any surplus to Agent for the benefit of the Subordinated Creditors;

(c) Vote claims comprising the Subordinated Debt to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; and

(d) Take any action in connection with any such meeting or proceeding which Agent and/or the Subordinated Creditors might otherwise take; provided, however, that upon expiration of this Agreement pursuant to Section 7 hereof, all rights of the Senior Creditor, Agent and the Subordinated Creditors under any remaining Subordinated Debt shall be assigned to the Agent for the benefit of the Subordinated Creditors without the necessity of further documentation or action.

5. Warranties, Representations and Covenants. Borrower and the Subordinated Creditors represent and warrant that the Subordinated Creditors are the lawful owner of one hundred percent of the Subordinated Debt and no part thereof has been assigned to, or subordinated or subjected to any other security interest in favor of, anyone other than the Senior Creditor. The Subordinated Creditors agree that they will not subordinate the Subordinated Debt to any other indebtedness and further agree that they will not transfer or assign all or any portion of the Subordinated Debt without the prior written consent of the Senior Creditor. Agent and the Subordinated Creditors shall promptly provide the Senior Creditor with notice of any default or event of default under the Subordinated Debt Documents, or any other instrument evidencing any of the Subordinated Debt as well as written notice of the cure or waiver of said default or event of default.

6. Waivers. Agent and the Subordinated Creditors waive any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by the Senior Creditor. Agent and the Subordinated Creditors further waive presentment, notice and protest in connection with all negotiable instruments evidencing the Senior Debt or the Subordinated Debt to which they may be a party, notice of the acceptance of this Agreement by the Senior Creditor, notice of any loans made, extensions granted or other action taken in reliance hereon and all demands and notices of every kind in connection with this Agreement, the Senior Debt or the Subordinated Debt. Agent and the Subordinated Creditors assent to any substitution, exchange or release of any collateral securing the Senior Debt and to the addition or release of any person primarily or secondarily liable thereon. Agent and the Subordinated Creditors waive any and all rights they may have with respect to marshalling of assets.

7. Duration. This Agreement is a continuing agreement, and the Senior Creditor may, without notice to Agent or the Subordinated Creditors, extend or continue credit, extend additional, or increases in, credit, refinance and make other financial accommodations to or for the account of Borrower and any Obligor or refinance the Senior Debt in reliance upon this Agreement. This Agreement shall continue in full force and effect until all outstanding Senior Debt is paid in full and is not subject to any recovery and the Senior Creditor has no commitments to extend or continue credit to Borrower or any Obligor.

8. Modifications to Senior Debt Documents. The Senior Creditor may at any time and from time to time without the consent of or notice to Agent or the Subordinated Creditors, without incurring liability to Agent or the Subordinated Creditors and without impairing or releasing the obligations of Agent or the Subordinated Creditors under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend in any manner any of the Senior Debt Documents and any other agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt or increase the amount of the Senior Debt or extend additional credit facilities to Borrower and the other Obligors under the Senior Debt Documents or refinance the Senior Debt.

9. Modifications to Subordinated Debt Documents. Until the termination of this Agreement in accordance with Section 7, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, Agent and the Subordinated Creditors shall not, without the prior written consent of the Senior Creditor, agree to any amendment, modification or supplement to the Subordinated Debt Documents or any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Subordinated Debt.

10. Default. If any representation or warranty made by Borrower, the Obligors, Agent or the Subordinated Creditors in this Agreement or in any instrument evidencing the Senior Debt (including, without limitation, the Senior Debt Documents) proves to have been materially false when made; or in the event of a breach by Borrower, any other Obligor, Agent or the Subordinated Creditors in the performance of any of the terms of this Agreement, the Senior Creditor may, at its option, declare all Senior Debt to be forthwith due and payable, without presentment, demand, protest or notice of any kind, notwithstanding any time or credit otherwise allowed. At any time Agent or the Subordinated Creditors fail to comply with any provision applicable to Agent or the Subordinated Creditors, the Senior Creditor may demand specific performance of this Agreement, whether or not Borrower and the Obligors have complied with this Agreement, or exercise any other remedy available at law or equity.

11. Duties Limited. The rights granted to the Senior Creditor in this Agreement are solely for its protection, and nothing herein contained imposes on the Senior Creditor any duties with respect to any property of Borrower, any Obligor, Agent or the Subordinated Creditors received hereunder. The Senior Creditor has no duty to preserve rights against prior parties in any instrument or chattel paper received hereunder.

12. Modification. This Agreement may only be modified in writing signed by Borrower, the Senior Creditor, Agent and the Subordinated Creditors.

13. Additional Documentation. Borrower, Agent and the Subordinated Creditors shall execute and deliver to the Senior Creditor, as applicable, such further instruments and shall take such further action as the Senior Creditor may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

14. Expenses. Borrower agrees to pay the Senior Creditor on demand all expenses of every kind, including attorney’s fees, which the Senior Creditor may incur in enforcing or protecting any of its rights under this Agreement. Agent and the Subordinated Creditors agree to pay the Senior Creditor on demand all expenses of every kind, including reasonable attorney’s fees, which the Senior Creditor may incur in enforcing or protecting any of its rights under this Agreement as a result of any violation of this Agreement by Agent or the Subordinated Creditors.

15. Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be delivered in accordance with Section 4.9 of the Junior Debentures.

16. No Impairment of Borrower’s Obligations. Except as otherwise expressly provided herein, nothing contained in this Agreement shall impair, as between Borrower, Agent and the Subordinated Creditors, the obligations of Borrower, which is unconditional and absolute, to pay the Subordinated Debt to Agent for the benefit of the Subordinated Creditors as and when all or any portion thereof shall become due and payable in accordance with its terms (except as expressly limited hereby).

17. Persons Bound. This Agreement benefits the Senior Creditor and its successors and assigns, and binds the undersigned, their personal representatives, successors and assigns.

18. Defects Waived. This Agreement is effective notwithstanding any defect in the validity or enforceability of any instrument or document evidencing the Senior Debt.

19. Law Governing. The validity, construction and enforcement of this agreement are governed by the internal laws of New York without regard to conflict of laws principles.

20. No Third Party Beneficiaries. All of the understandings, agreements, representations and warranties contained herein are solely for the benefit of the Senior Creditor and its successors and assigns, and there are no parties (including Borrower and the other Obligors and other creditors of Borrower or any Obligors) who are intended to be benefited in any way by this Agreement.

21. Counterparts. This Agreement may be executed in counterparts.

22. CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH OF THE PARTIES HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTIES AT THEIR RESPECTIVE ADDRESSES SET FORTH IN SECTION 4.9 OF THE JUNIOR DEBENTURES AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

23. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE PARTIES HERETO WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

24. WAIVER OF DAMAGES. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER FROM ANY OTHER PARTY ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

IN WITNESS WHEREOF, the parties hereto have executed this Subordination Agreement as of the day and year first above written.

MEDICAL SOLUTIONS MANAGEMENT INC.,
as Borrower

/s/ Brian Lesperance
Brian Lesperance
Chief Executive Officer

VICIS CAPITAL MASTER FUND, as Senior Creditor, Agent and Subordinated Creditor

By:	Vicis Capital LLC

/s/ Shad Stastney
Shad Stastney
Chief Operating Officer

APOGEE FINANCIAL INVESTMENTS INC., as Subordinated Creditor

/s/ Chris Phillips
Chris Phillips
President

[Signature Page to Subordination Agreement]

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